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                                                                Exhibit 10.12

                                    SUBLEASE

      This instrument is a Sublease (the "Sublease") dated as of January __, 1999 between MITOTIX, INC., a Delaware corporation ("Sublessor"), and DYAX CORP., a Delaware corporation ("Sublessee").

      The parties to this instrument hereby agree with each other as follows:

                                    Article I

                      SUMMARY OF BASIC SUBLEASE PROVISIONS

      1.1 BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Commencement Date:                       February 1, 1999

Sublessor:                               Mitotix, Inc.

Present Mailing Address of Sublessor:    One Kendall Square, Building 600
                                         Cambridge, Massachusetts 02139

Sublessee:                               Dyax Corp.

Present Mailing Address of Sublessee:    One Kendall Square, Building 600
                                         Cambridge, Massachusetts  02139

Permitted Uses:                          General office research and
                                         development, laboratories, light
                                         manufacturing, marketing, storage and
                                         sale of biologically derived products
                                         in connection with biological and
                                         chemical research.

Premises:                                Approximately 7,620 rentable square
                                         feet of space located on the second
                                         floor of the building known as
                                         Building 600-650-700 (the "Building")
                                         located at One Kendall Square,
                                         Cambridge, Massachusetts as
                                         approximately shown on the attached
                                         Exhibit A.  The Premises demised under
                                         this Sublease comprise a portion of
                                         the premises leased (the "Leased
                                         Premises") to Sublessor by Prime
                                         Lessor (as defined below) under the
                                         Prime Lease (as defined below).
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Prime Lease:                             That certain lease, dated as of
                                         November 5, 1992, between the Trustees
                                         of Old Kendall Trust (the "Initial
                                         Prime Landlord"), as lessor, and
                                         Sublessor, as lessee, as amended to
                                         date.

Prime Lessor:                            Cambridge Athenaeum LLC, as successor
                                         to the Initial Prime Landlord.

Base Rent (based on 7,620 rentable       $304,800.00 per annum ($40.00 per
square fee)                              rentable square feet), payable in
                                         monthly installments of $25,400.00
                                         each.

Additional Rent:                         So that the Base Rent payable to
                                         Sublessor hereunder shall be net to
                                         Sublessor (except for the exclusions
                                         described below), Sublessee shall pay
                                         as additional rent hereunder: (a)
                                         Sublessee's Share of all amounts in
                                         the nature of pass throughs of
                                         operating expenses, insurance charges
                                         and charges for utility usage payable
                                         by Sublessor as tenant under the Prime
                                         Lease to the Prime Lessor in
                                         connection with operating expenses,
                                         insurance charges and utility charges
                                         attributable generally to the Building
                                         or the Leased Premises under the Prime
                                         Lease, including the Premises,
                                         specifically including, without
                                         limitation, all amounts paid by
                                         Sublessor to Prime Lessor as "Rent
                                         Adjustments" under Sections 5.1 - 5.4
                                         of the Prime Lease (in that regard,
                                         Sublessor shall deliver to Sublessee a
                                         copy of the annual statement of
                                         operating expenses received by
                                         Sublessor from Prime Lessor under
                                         Section 5.3 of the Prime Lease and a
                                         copy of the tax bills and statement of
                                         taxes received by Sublessor from Prime
                                         Lessor under Section 5.4 of the Prime
                                         Lease); (b) Sublessee's Share of all
                                         charges and costs attributable to the
                                         Leased Premises under the Prime Lease
                                         which are also allocable to the
                                         Premises hereunder (including, without
                                         limitation dumpster charges and
                                         costs), (c) any expenses, taxes,
                                         insurance charges, and utility charges
                                         that are (i) incurred by Sublessor in
                                         connection with its providing of those
                                         utilities, maintenance and repair
                                         services required to be provided by
                                         Sublessor under the terms of this
                                         Sublease and (ii) applicable
                                         exclusively to the Premises; (d) any
                                         additional

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                                         costs incurred by Sublessor in
                                         connection with its provision of those
                                         utilities, maintenance and repairs
                                         which Sublessor is required under the
                                         terms of this Sublease to provide to
                                         the Premises. Such Additional Rent
                                         shall exclude however, the following:
                                         (a) costs attributable solely to those
                                         portions of the Leased Premises
                                         retained by Sublessor and not to the
                                         Premises demised hereunder; (b) costs
                                         payable by Sublessor as tenant under
                                         the Prime Lease in the nature of late
                                         penalties or interest, damages payable
                                         on account of tenant defaults,
                                         accelerated rents or charges except to
                                         the extent any such costs are incurred
                                         in connection with a default by
                                         Sublessee under this Sublease; (c) any
                                         costs for utilities or the like that
                                         are separately metered to the Premises
                                         and that Sublessee pays directly to the
                                         utility company or service provider;
                                         and (d) costs payable by Sublessor for
                                         Sublessor's parking spaces in the Old
                                         Kendall Square Garage in accordance
                                         with Section 4(ii) of the Prime Lease.

Security Deposit:                        None.

Sublessee's Share:                       The rentable square footage of
                                         Premises divided by the rentable
                                         square footage of the Leased Premises,
                                         expressed as a percentage; as of the
                                         date of this Sublease, based upon the
                                         Premises containing 7,620 rentable
                                         square feet, Sublessee's Share shall
                                         be 24.32%

Sublessee's Term or Term:                Beginning on the Commencement Date and
                                         expiring at midnight on June 30, 2000,
                                         unless extended as provided herein.

Sublessee's Term Extension Rights:       Notwithstanding any provision in this
                                         Sublease to the contrary, Sublessee
                                         shall have the following term
                                         extension rights with respect to the
                                         Term of the Sublease; Sublessee may
                                         exercise such rights by giving
                                         Sublessor written notice on or prior
                                         to January 1, 2000, of Sublessee's
                                         election of one of the following: (a)
                                         to confirm that Sublessee intends to
                                         vacate the Premises by June 30, 2000;
                                         or (b) provided

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                                         that Sublessee is not in default under
                                         this Sublease beyond any applicable
                                         notice, grace or cure period, to extend
                                         the Term of the Sublease through
                                         midnight on December 31, 2000, subject,
                                         however to Sublessor's Recapture Rights
                                         (as defined below), but otherwise on
                                         all of the terms and conditions of this
                                         Sublease.

Sublessor's Recapture Rights:            If Sublessee exercises its right to
                                         extend the Term through December 31,
                                         2000, Sublessor may, by giving
                                         Sublessee not less than six (6) months'
                                         prior written notice, "recapture" the
                                         portion of the Premises identified on
                                         Exhibit A as the "Recapture Space".
                                         Sublessor hereby agrees that it shall
                                         exercise its recapture rights hereunder
                                         if, and only if, Sublessor reasonably
                                         and in good faith determines, at such
                                         time as Sublessor gives Sublessee
                                         notice of Sublessor's exercise of its
                                         recapture rights, that Sublessor has a
                                         need for, and intends to occupy and
                                         use, the Recapture Space for the
                                         conduct therein by Sublessor of its
                                         business. Upon Sublessor's exercise of
                                         its Recapture Rights hereunder, the
                                         Sublease shall be deemed terminated
                                         with respect to the Recapture Space on
                                         the effective date specified in
                                         Sublessor's recapture notice, and Base
                                         Rent and other charges and Sublessee's
                                         Share hereunder shall be equitably
                                         adjusted to reflect the reduction of
                                         Sublessee's usable square footage.

Broker: Fallon Hines & O'Connor, Inc. and Lynch Murphy Walsh and Partners, Incorporated

Sublessee's Parking Rights:              None.

                                   Article II

                                    PREMISES

      2.1 SUBLEASE OF PREMISES

Subject to and provided that Prime Lessor gives Prime Lessor's written consent to the subleasing contemplated by the Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby


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accepts and subleases from Sublessor, upon and subject to the terms and provisions of the Prime Lease, as both are defined in Section 1.1. Included as part of the Premises sublet hereunder are all of Sublessor's appurtenant rights under the Lease to use the common areas and facilities of the building and the Lot (as defined in the Prime Lease), subject in all events to the Prime Lessor's rights reserved and excepted in Section 2 of the Prime Lease.

      2.2 PRIME LEASE

            2.2.1 Sublessor hereby represents and warrants that : (i) Sublessor is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Lessor' s consent); (ii) the Prime Lease is in full force and effect; (iii) Sublessor has not received from Prime Lessor any notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured, nor has Sublessor given Prime Lessor notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured; (iv) Sublessor has submitted to Sublessee a true and complete copy of those portions of the Prime Lease that are pertinent to or affect Sublessee's rights and obligations under the Sublease; and (v) to the best of Sublessor's knowledge and belief, the Premises and their electrical, mechanical, plumbing, heating, ventilating and air-conditioning systems are in working order and repair and in a condition adequate for the conduct in the Premises of Sublessee's business. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected. Sublessee also warrants that it is satisfied with the present condition of the Premises (which Sublessee takes "as is" without any representation or warranty by Sublessor regarding the condition of the Premises [except as set forth in clause 2.2.1(v) above] or the fitness of the Premises for any particular use and without any obligation of any kind on Sublessor to make any repairs or improvements thereto in connection with Sublessee's occupancy) and with Sublessee's ability to use the Premises on the terms herein set forth.

            2.2.2 The Prime Lease is by this reference incorporated into and made a part hereof, except that

                  (i) all references in the Prime Lease to "Landlord", "Tenant",
            "Lease" and "Premises", respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease and the Premises subleased hereunder, respectively, except that all references in the following sections and/or provisions of the Prime Lease to "Landlord", "Tenant", "Lease", and "Premises", respectively, shall be deemed to refer to "Prime Lessor", "Sublessee", this "Sublease" and the "Premises subleased hereunder", respectively (i.e., it is the intention of the parties that Prime Lessor shall retain all of its rights and obligations under such sections and/or provisions; that Sublessor shall not be entitled to exercise any of Prime Lessor's rights, nor shall be bound by any of Prime Lessor's obligations, under such sections and/or provisions, and that Sublessee shall be entitled to exercise all of Tenant's rights, and shall be bound by all of Tenant's obligations, under such sections and/or provisions):

                  (a) All of Section 2, except for the first sentence, relating to appurtenant rights and Prime Lessor's reserved rights.


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                  (b) Section 6 (Utilities and Other Services), except that to the extent utilities are not separately metered for the Premises, Sublessee shall make payments on account of utilities to Sublessor as Additional Rent under this Sublease and not to Prime Lessor.

                  (c) The first grammatical paragraph of Section 9A (Insurance -
            Waiver of Subrogation), except that the comprehensive general liability insurance that Sublessee must procure thereunder shall also name Sublessor as an additional insured and the indemnity provided in such Section shall inure to the benefit of Sublessor.

                  (d) Section 10 (Maintenance of Leased Premises), except that
            Sublessee shall be deemed to be obligated to maintain and operate the Premises in the condition required thereunder not only for the benefit of Prime Lessor, but also for the benefit of Sublessor, who shall be entitled to enforce Sublessee's maintenance obligations and other covenants thereunder.

                  (e) Section 13 (Subordination)

                  (f) Sections 17.1 - 17.3 (Fire, Casualty)

                  (g) Section 17A (Eminent Domain)

                  (h) Section 19 (Rules and Regulations)

                  (ii) the following sections and/or provisions of the Prime
            Lease are expressly excluded from this Sublease (i.e., they shall be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:

                  (a) Section 1 (Parties)

                  (b) The first sentence of Section 2 (Leased Premises),
            relating to the description of the Premises, and the last grammatical paragraph of Section 2, relating to parking rights in the Kendall Square Garage.

                  (c) Section 3.1 (Term)

                  (d) Section 4 (Rent)

                  (e) Sections 5.1 through 5.4.4 (Rent Adjustments), except that these provisions shall be included for the limited purpose of determining the amount of Additional Rent payable by Sublessee on account of Rent Adjustments payable by Sublessor under the Prime Lease.

                  (f) Section 12 (Assignment - Subletting)

                  (g) Section 17.4 (Abatement of Rent)


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                  (h) Section 20 (Broker

                  (i) Section 22 (Notice)

                  (j) Section 24 (Option to Extend)

                  (k) Section 25 (Right of Second Opportunity)

            2.2.3 This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section 2.2.3 shall be self-operative and no further instrument of subordination shall be required. In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises.

            2.2.4 Notwithstanding anything contained in this Sublease to the contrary, Sublessor shall have no obligation during the term of this Sublease to provide any services of any nature whatsoever to Sublessee or to, in or for the benefit of the Premises or to expend any money for the preservation or repair of the Premises, or to observe or perform any obligations of Sublessor under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Lessor for the benefit of Sublessor with respect to the Premises, and Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Sublessee may be entitled under this Sublease, but nothing in the foregoing shall be deemed to exculpate or otherwise release Sublessor from, or prevent Sublessee from looking directly to Sublessor for, any liability arising out of Sublessor's negligence or the failure of Sublessor to perform its express obligations hereunder; nor shall the foregoing relieve Sublessor of its express obligations set forth in this Sublease. Sublessor shall, however, upon the request of Sublessee from time to time (which request may be oral), use due diligence and reasonable efforts to cause Prime Lessor to furnish such services, expend such sums, and observe and perform such obligations. Sublessor's only obligations under the Prime Lease with respect to the Premises are to use the aforesaid due diligence and reasonable efforts, make those payments of all rent and other charges due to Prime Lessor thereunder and to make those payments due to the utility providers for utility services (including electricity, water and sewer) which are separately metered to the Leased Premises, which payments Sublessor hereby agrees to make, provided, however, that Sublessee makes timely payment to Sublessor of all rent and other charges payable under this Sublease. Sublessor hereby agrees that, so long as Sublessee makes timely payment to Sublessor of all rent and other charges payable by Sublessee hereunder, Sublessor shall make timely payment of all rent and other charges due to Prime Lessor as landlord under the Sublease. It is the intention of the parties that Sublessee comply with all of Sublessor's obligations as tenant under the Prime Lease (not excluded under Section 2.2.2 above) with respect to the Premises to the same extent and with the same force and effect as if Sublessee were tenant thereunder, and Sublessee hereby agrees to so comply with all of Sublessor's such obligations under the Prime Lease with respect td the Premises. Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under Prime Lease. If as a result of any default by Prime Lessor as landlord under the Prime Lease, Sublessor as tenant under the Prime Lease is entitled to any


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offset or similar rights against Prime Lessor, Sublessee shall be entitled to a fair and equitable share of such offset or similar rights. So long as Sublessee is not in default under this Sublease beyond any applicable notice, grace or cure period, Sublessee shall have the right, subject to the prior written consent of Sublessor, which consent shall not be unreasonably withheld and shall be given or withheld by Sublessor five (5) business days after receipt of the request therefor, to maintain, in the name of Sublessor but at Sublessee's sole cost and expense, an action or actions to compel Prime Lessor to discharge the responsibilities of Prime Lessor under the Prime Lease. Sublessor shall not unreasonably withhold its consent to the bringing of any such action or actions by Sublessee, provided, in each instance, that Sublessee shall not sue if Sublessor has itself commenced an action or actions for the same purpose; and provided, further, that Sublessor may withhold its consent if, in Sublessor's judgment, such action would result in an increase in rent, additional rent, or any other sums whatsoever payable by Sublessor to Prime Lessor under the Prime Lease. In any event, Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from and against all loss, cost, damage, expense, or liability (including, without limitation, attorney's fees and disbursements) which Sublessor may incur by reason of any action brought by Sublessee against Prime Lessor. No default by Prime Lessor under the Prime Lease shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or to any reduction in or abatement of any of the rent provided for in this Sublease, unless and only to the extent that Sublessor shall be excused from the performance of a corresponding obligation as the "tenant" under the Prime Lease.

            2.2.5 Sublessee shall neither do, nor permit to do nor permit to be done, anything that would increase Sublessor's obligations to the Prime Lessor under the Prime Lease (unless Sublessee shall indemnify Sublessor from such increased obligation) or that would cause the Prime Lease to be terminated or forfeited. Sublessor shall not amend or modify (nor agree to amend or modify) the Prime Lease in any way that would increase Sublessee's obligations or diminish Sublessee's rights under this Lease, nor shall Sublessor do, nor permit to do or be done, anything that would cause the Prime Lease to be cancelled, terminated or forfeited.

            2.2.6 Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublessor or Prime Lessor to the other.

                                   Article III

                                TERM OF SUBLEASE

      3.1 TERM

      The Sublease Term of this Sublease shall be for the period specified in
Section 1.1 as the Sublease Term, unless earlier terminated as provided herein.


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                                   Article IV

                              CONDITION OF PREMISES

      4.1 CONDITION OF PREMISES

      Sublessee acknowledges that it has accepted the Premises "as is", in the order and condition as the Premises are in on the date hereof, and agrees that Sublessor is under no Obligation to perform any work upon or alteration to the Premises for Sublessee's use and occupancy.

      4.2 FIXTURES AND EQUIPMENT

      Sublessee shall be entitled to use all built-in fixtures and equipment physically located in the Premises as of the Commencement Date. Such fixtures and equipment shall include four fume hoods, one glass washer and two autoclaves; Sublessor represents and warrants that, to its best knowledge and belief, all such fixtures and equipment are in good working order and repair (except for one autoclave that is not in good working order, as previously disclosed to Sublessee). Sublessee shall, at its expense, maintain and repair such fixtures and equipment in good order, repair and condition and shall surrender all such fixtures and equipment to Sublessor in such condition at the end of the term.

                                    Article V

                                       USE

      5.1 PERMITTED USE

      Sublessee agrees that the Premises shall be used and occupied for the Permitted Uses specified in Section 1.1 only. During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises. Sublessee acknowledges and understands that it shall be responsible, at its expense, for providing any janitorial, cleaning, equipment and fixture maintenance and security services necessary for Sublessee' s use and occupancy of the Premises. Sublessee shall have access to the Premises and the appurtenant common areas of the Building 24 hours per day, seven days per week, subject to such "after hours" security systems, rules and regulations as Prime Lessor may from time to time impose.

      5.2 ASSIGNMENT AND SUBLETTING

      Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder, or sublet or permit the Premises or any part thereof to be used or occupied by others, without the prior consent of both Sublessor and Prime Lessor. Sublessor agrees that it shall not unreasonably withhold or delay its consent to any assignment or further sublease to which Prime Lessor may consent. Notwithstanding any such consent, Sublessee shall remain liable to Sublessor for the payment of all rent and for the performance of the covenants and conditions of this Sublease (which liability, following any assignment, shall be joint and several with the assignee).


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                                   Article VI

                                      RENT

            6.1 BASE RENT; ADDITIONAL RENT

            (a) The Base Rent and Additional Rent specified in Section 1.1 hereof (collectively, the "Rent"), and any additional rent or other charges payable pursuant to this Sublease shall be payable by Sublessee to Sublessor at Sublessor's mailing address (or such other place as Sublessor may from time to time designate by notice to Sublessee).

            (b) Rent shall be payable, in advance, on or before the twenty-fifth
(25th) day of each and every calendar month during the term of this Sublease. Sublessor shall promptly deliver to Sublessee (i) a copy of the year end statement of operating expenses that Sublessor receives from Prime Lessor as provided in Section 5.3 of the Prime Lease, and (ii) a copy of each tax bill received by Sublessor from Prime Lessor as provided in Section 5.4.3 of the Prime Lease. Promptly after Sublessor and Prime Lessor have made the appropriate adjustments between themselves on account of such actual operating expenses and real estate taxes, the amounts paid by Sublessee as Sublessee's Share of such estimated installments shall be adjusted between Sublessor and Sublessee. The parties obligations hereunder to make such adjustments shall survive the expiration or termination of this Sublease.

            (c) Rent for any partial month shall be paid by Sublessee to Sublessor at such rate on a prorata basis. Other charges payable by Sublessee on a monthly basis, as hereinafter provided, shall likewise be prorated.

      All Rent and other amounts due under this Sublease shall be made without demand, offset or deduction. Sublessee shall be entitled to a fair and equitable share of all rent abatements set forth in the Prime Lease which Sublessor has been granted with respect to the Premises.

      6.2 LATE PAYMENTS; ADDITIONAL RENT

      If any installment of Rents, additional rent or other charges is not paid on or before the date such payment is due and payable, and if as a result Sublessor is obligated to pay to Prime Lessor the late charge specified in
Section 1 6(A)(d) of the Prime Lease, then Sublessee shall pay to Sublessor a late charge of five percent (5%) of the amount of such payment. In addition, if Sublessee shall fail to make any such payment within thirty (30) days after the due date, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by The First National Bank of Boston from the date such payment became due to the date of payment thereof by Sublessee; provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate than allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of Base Rent due hereunder.

      6.3 EXCESS UTILITY COSTS

      If Sublessor, in its reasonable judgment, determines that Sublessee is using excessive quantities of HVAC, electricity or water (for purposes of this Sublease, "excessive quantities" shall mean quantities more than 10% higher than the quantities being consumed by Sublessor [calculated on a per square foot basis] in those portions of the Leased Premises used by Sublessor for purposes comparable to Sublessee's use of the Premises), then in addition to paying Sublessee's Share of utilities, Sublessee shall also, upon receipt of a written invoice therefor, reimburse Sublessor for the cost of any such excess.

                                   Article VII

                       ALTERATIONS, FIXTURES AND EQUIPMENT

      7.1 ALTERATIONS

      Sublessee may not make any alterations, installations, and improvements to the Premises without first obtaining the prior consent of both Sublessor and Prime Lessor. Sublessor shall not be responsible for the failure or refusal of Prime Lessor to consent to such improvements. Sublessor hereby agrees that it shall not unreasonably withhold its consent to any alterations, additions or improvements approved by Prime Lessor. Any such approved alterations, additions or improvements shall be done at Sublessee's sole expense in a good and workmanlike manner and in compliance with all applicable laws and codes and the applicable requirements of the Prime Lease.

                                  Article VIII

                                SUBLESSEE'S RISK

      8.1 SUBLESSEE'S RISK

      Sublessee agrees to use and occupy the Premises at Sublessee's own risk; and to the fullest extent permitted by law, Sublessor shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Sublessee, or of those claiming by, through or under Sublessee, including without limitation, any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.

                                   Article IX

                         SUBLESSOR'S ACCESS TO PREMISES

      9.1 SUBLESSOR'S RIGHT OF ACCESS

      If Sublessee fails to make any necessary repairs to the Premises within a reasonable time after notice thereof from Sublessor, Sublessor shall have the right to enter the Premises at all reasonable hours for the purpose of making such repairs.


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                                    Article X

                                    INSURANCE

      10.1 SUBLESSEE'S INSURANCE

      Sublessee shall carry and maintain, throughout the term hereof, at its own cost and expense, the insurance required under Section 9A of the Prime Lease; such insurance shall name as additional insureds both Sublessor and Prime Lessor.

                                   Article XI

                                    CASUALTY

      11.1 CASUALTY AND RESTORATION; EMINENT DOMAIN

      If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty or damage by eminent domain then Sublessee shall promptly notify Prime Lessor and Sublessor. Under the Prime Lease the Prime Lessor is obligated, as soon as possible thereafter, to repair or restore the Premises to the extent and in the manner set forth in Sections 17 and 17A of the Prime Lease, as the case may be. If Prime Lessor abates Sublessor's rent with respect to the Premises as a result, then Rent and other charges hereunder shall be similarly abated for so long as Sublessor is entitled to and receives an abatement under the Prime Lease. If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and either such party so elects to terminate the Prime Lease, then the Prime .Lease shall cease and come to an end and this Sublease shall similarly terminate. In addition, if damage is of the type which would entitle Sublessor to terminate the Prime Lease, Sublessee shall have the right to exercise Sublessor's right of termination by giving both Sublessor and Prime Lessor written notice of such termination within the applicable notice period set forth in Sections 17 and 17A of the Prime Lease, as the case may be. Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises.

                                   Article XII

                            MISCELLANEOUS PROVISIONS

      12.1 WAIVER

      Failure on the part of either party to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, it is agreed that no waiver of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent to or approval of any action by, either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent similar act by such party.


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

      12.2 COVENANT OF QUIET ENJOYMENT

      Sublessee, subject to the terms and provisions of this Sublease, on payment of the Rent and observing, keeping, and performing all of the terms and provisions of this Sublease on Sublessee's part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the Sublease Term without hindrance or ejection by Sublessor or by any person lawfully claiming under Sublessor, but subject to force majeure; the foregoing covenant of quiet enjoyment is given in lieu of any other covenant, whether express or implied.

      12.3 INVALIDITY OF PARTICULAR PROVISIONS

      If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

      12.4 BROKERS

      Each party represents and warrants to the other that it has not directly or indirectly dealt, with respect to the Premises and this Sublease with any broker other than the Brokers identified in Section 1.1 (the "Brokers"). Each party shall save harmless and indemnify the other party against any claims by anyone with whom it has so dealt or by whom its attention was called to the Premises, other than the Brokers, for a commission arising out of the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to space in the Building. Sublessor agrees to pay the Brokers the commission with respect to this Sublease set forth in a separate agreement between Sublessor and the Brokers.

      12.5 PROVISIONS BINDING, ETC.

      Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, respectively, of Sublessor and Sublessee. Each term and each provision of this Sublease to be performed by Sublessee shall be construed to be both a covenant and a condition. The reference contained to the successors and assigns of Sublessee is not intended to constitute a consent to assignment by Sublessee, but has reference only to those instances in which Sublessor shall have given its consent to a particular assignment if such consent is required by the provisions of this Sublease. Each person executing this Sublease on behalf of Sublessor warrants that Sublessor is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessor has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessor of its obligations under this Sublease are within the powers of Sublessor and have been duly authorized by all requisite corporate action, and that this Sublease is a valid and binding obligation of Sublessor in accordance with its terms. Each of the persons executing this instrument on behalf of the Sublessee hereby covenant and warrant that the Sublessee is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessee has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessee of its obligations under this Sublease are within the powers of Sublessee and have been duly authorized by all requisite corporate action, and that the Sublease is a valid and binding obligation of Sublessee in accordance with its terms.

      12.6 NO RECORDING

      Sublessee agrees not to record this Sublease or any notice thereof.

      12.7 NOTICES

      Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid:

      If intended for Sublessor, addressed to it prior to the Commencement Date at the mailing address set forth in Section 1.1, with a courtesy copy to Sublessor's real estate attorneys Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: Thomas G. Schnorr, Esq. (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

      If intended for Sublessee, addressed to it the address set forth in
      Section 1.1, and after the Commencement Date addressed to it at the Premises to the attention of the Senior Vice President for Finance and Administration and Chief Financial Officer (to such other address or addresses as may from time to time hereafter be designated by Sublessee by, like notice).

All such notices shall be effective upon receipt or refusal to receive.

      12.8 PRIME LESSOR CONSENT

      This Sublease shall not be effective until and unless Prime Lessor has given its consent hereto; Sublessor shall be responsible for paying all costs and expenses payable to Prime Lessor under the Prime Lease in connection with obtaining such consent. Sublessor shall not be responsible for the failure or refusal of Prime Lessor to consent to this Sublease.


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

      EXECUTED UNDER SEAL, in any number of counterpart copies, each of which counterpart copies shall be an original for all purposes, as of the day and year first above written.

                             Sublessor: MITOTIX INC.

                                        By /s/ James Melanson
                                           ----------------------------------
                                          Its
                                          hereunto duly authorizes


                             Sublessee: DYAX CORP.

                                        By /s/ Keith S. Ehrlich
                                           ----------------------------------
                                          Its
                                          hereunto duly authorizes


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